SF Partnership, LLP

Chartered Accountants

July 5, 2006

INDEPENDENT PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in the Registration Statement (Form S-8) filed on July 25, 2006 pertaining to the 2006 Stock Incentive Plan of Eugene Science, Inc. of our report dated May 18, 2006, with respect to the consolidated financial statements of Eugene Science, Inc., included in its Quarterly Report (Form 10-QSB) for the quarter ended March 31, 2006 filed with the Securities and Exchange Commission.

SF Partnership, LLP

SF Partnership, LLP
Toronto, Canada
July 5, 2006

The Madison Centre, 4950 Yonge Street, Suite 400, Toronto, Ontario Canada M2N 6K1
Telephone 416 250 1212 Fax 416 250 1225 email general@solfeld.com www.solfeld.com

SF Partnership, LLP

Chartered Accountants

July 5,2006

INDEPENDENT PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in the Registration Statement (Form S-8) filed on July 25, 2006 pertaining to the 2006 Stock Incentive Plan of Eugene Science, Inc. of our report dated March 17, 2006, with respect to the consolidated financial statements of Eugene Science, Inc., included in its Annual Report (Form 10-KSB) for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

SF Partnership, LLP

SF Partnership, LLP
Toronto, Canada
July 5, 2006